FEDERATED EQUITY FUNDS

AMENDMENT NO. 12
to the AMENDED & RESTATED DECLARATION OF TRUST
Dated August 15, 1995


THIS Declaration of Trust is amended as follows:

A.	Strike the first sentence of Section 1 of Article III from the
Declaration of Trust and substitute in its place the following:

	"The beneficial interest in the Trust shall at all times be divided into transferable Shares, without par value, except for the Federated Kaufmann Fund, which Shares shall have a par value of $.001 per Share"

	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees pursuant to a unanimous consent written on April 17, 2001.

	WITNESS the due execution hereof this 17th day of April, 2001.

/s/ John F. Donahue			/s/ Lawrence D. Ellis, M.D.
John F. Donahue				Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley			/s/ Peter E. Madden
Thomas G. Bigley			Peter E. Madden

/s/ John T. Conroy, Jr.			/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.			Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr. J.D.

/s/ John F. Cunningham			/s/ Marjorie P. Smuts
John F. Cunningham			Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue			John S. Walsh


FEDERATED EQUITY FUNDS

Amendment No. 13
to the
RESTATED AND AMENDED DECLARATION OF TRUST dated August 15, 1995


THIS Declaration of Trust is amended as follows:

A. 	Strike the first paragraph of Section 5 of Article III from the
Declaration of Trust and substitute in its place the following:

"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Aggressive Growth Fund
Class A Shares
Class B Shares
Class C Shares

Federated Capital Appreciation Fund
Class A Shares
Class B Shares
Class C Shares

Federated Communications Technology Fund
Class A Shares
Class B Shares
Class C Shares

Federated Growth Strategies Fund
Class A Shares
Class B Shares
Class C Shares

Federated Kaufmann Fund
Class A Shares
Class B Shares
Class C Shares
Class K Shares

Federated Kaufmann Small Cap Fund
Class A Shares
Class B Shares
Class C Shares

Federated Large Cap Growth Fund
Class A Shares
Class B Shares
Class C Shares

Federated Large Cap Tech Fund
Class A Shares
Class B Shares
Class C Shares

Federated Market Opportunity Fund
Class A Shares
Class B Shares
Class C Shares

Federated New Economy Fund
Class A Shares
Class B Shares
Class C Shares


	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 24th day of August, 2001, effective as of August 31, 2001.

	WITNESS the due execution hereof this 24th day of August, 2001.



/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue			Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ John E. Murray, Jr.
Nicholas P. Constantakis	John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh


Amendment to
Investment Advisory Contract
between
Federated Equity Funds
and
Federated Investment Management Company

	This Amendment to the Investment Advisory Contract ("Agreement") dated June 1, 1995, between Federated Equity Funds on behalf of those Funds listed on the Exhibits to the Agreement ("Fund") and Federated Investment Management Company ("Service Provider") is made and entered into as of the 1st day of June, 2001.

	WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

	WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR 248.15) ("Section
248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR 248.13) ("Section 248.13 NPI");

WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR 248.7 and 17 CFR 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR 248.13);

	NOW, THEREFORE, the parties intending to be legally bound agree as follows:

The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR 248.13.

The Service Provider further represents and warrants that, in accordance with 17 CFR 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
 - insure the security and confidentiality of records and NPI of Fund customers,
 - protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
 - protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4.   The Service Provider may redisclose Section 248.13 NPI only to:
(a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (248.14) or miscellaneous
(248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance;
and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

5.   The Service Provider may redisclose Section 248.14 NPI and
Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

6.	The Service Provider is obligated to maintain beyond the
termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.


WITNESS the due execution hereof this 1st day of June, 2001.

Federated Equity Funds

By:	/s/ J. Christopher Donahue
Name:   J. Christopher Donahue
Title:  President


Federated Investment Management Company


By:	/s/ G. Andrew Bonnewell
Name:   G. Andrew Bonnewell
Title:  Vice President


EXHIBIT G
to the
Investment Advisory Contract

Federated Kaufmann Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.425% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.425% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of December, 2000.



Federated Investment Management
Company



By:  	/s/ G. Andrew Bonnewell
Name:  	G. Andrew Bonnewell
Title:  Vice President




Federated Equity Funds



By: 	/s/ J. Christopher Donahue
Name:  	J. Christopher Donahue
Title:  Executive Vice President

EXHIBIT H
to the
Investment Advisory Contract

Federated Large Cap Tech Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of December, 2000.



Federated Investment Management
Company



By:  	/s/ G. Andrew Bonnewell
Name:  	G. Andrew Bonnewell
Title:  Vice President




Federated Equity Funds



By: 	/s/ J. Christopher Donahue
Name: 	J. Christopher Donahue
Title:  Executive Vice President


EXHIBIT I
to the
Investment Advisory Contract

Federated Market Opportunity Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 29th day of November, 2000.



Federated Investment Management
Company



By: 	/s/ G. Andrew Bonnewell
Name: 	G. Andrew Bonnewell
Title:  Vice President




Federated Equity Funds



By:  	/s/ J. Christopher Donahue
Name:  	J. Christopher Donahue
Title:  Executive Vice President

Federated Equity Funds

SUB-ADVISORY AGREEMENT

	THIS AGREEMENT is made between Federated Investment Management Company, a Delaware business trust (hereinafter referred to as "Adviser") and Federated Global Investment Management Corp., a Delaware Corporation located in Pittsburgh, Pennsylvania (hereinafter referred to as the "Sub-Adviser").

WITNESSETH:

	That the parties hereto, intending to be legally bound hereby agree as follows:

	1.	Sub-Adviser hereby agrees to furnish to Adviser in its
capacity as investment adviser to the Federated Kaufmann Small Cap Fund
(the "Fund"), a portfolio of the Federated Equity Funds ("Trust"), such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund which may be offered in one or more classes of shares ("Classes").  Both
Adviser and Sub-Adviser are registered as investment advisers under the Investment Advisers Act of 1940.
	2.	For its services under this Agreement, Sub-Adviser shall
receive from Adviser an annual fee, as set forth in the exhibit(s)
hereto.
	The Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Trust on behalf of the Fund, voluntarily declare to be effective.
	3.	This Agreement shall begin for the Fund on the date that the parties execute an exhibit to this Agreement relating to such Fund and shall continue in effect for the Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the
Trust) cast in person at a meeting called for that purpose; and (b)
Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the
Fund.
	4.	Notwithstanding any provision in this Agreement, it may be
terminated at any time without the payment of any penalty: (a) by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment
Company Act of 1940 ("Act") of the Fund on sixty (60) days' written notice to Adviser; (b) by Sub-Adviser or Adviser upon 120 days' written notice to the other party to this Agreement.
	5.	This Agreement shall automatically terminate:
		(a) in the event of its assignment (as defined in the
Act); or
		(b) in the event of termination of the Investment Advisory Contract for any reason whatsoever.
	6.	So long as both Adviser and Sub-Adviser shall be legally
qualified to act as an investment adviser to the Fund, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory Contract or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.
	Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 3 of this Agreement or Paragraph 6 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 6.
	7.	This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section
15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the
Fund.
	8.	The services furnished by the Sub-Adviser hereunder are
not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
	9.	Sub-Adviser agrees to maintain the security and
confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Adviser's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

Exhibit A

Federated Equity Funds
Federated Kaufmann Small Cap Fund

Sub-Advisory Contract


	For all services rendered by Sub-Adviser hereunder, Adviser shall pay Sub-Adviser a Sub-Advisory Fee equal to 0.15% of the average daily net assets of the above-mentioned portfolio. The Sub-Advisory Fee shall be accrued Daily, and paid Daily as set forth in the Primary Advisory Contract dated June 1, 1995.

	This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers, and their corporate seals to be affixed hereto this 1st day of September, 2001.



Federated Investment Management
Company




By:	/s/ J. Christopher Donahue
Name: 	J. Christopher Donahue
Title:  President



Federated Global Investment
Management Corp.




By:	/s/ J. Christopher Donahue
Name:  	J. Christopher Donahue
Title:  President

LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, dated as of September 1, 2001, that Federated Equity Funds, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Global Investment Management Corporation, a business trust duly organized under the laws of the Delaware (the "Sub-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Sub-Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Sub-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Sub-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated June 1, 1995, by and between the Sub-Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Sub-Advisory Contract").

	The Sub-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Sub-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Sub-Adviser to act or assume responsibility for any matters referred to above or other matters even though the Sub-Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Sub-Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Sub-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Sub-Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment Sub-Adviser of any of the Funds.

	The Trust hereby agrees to indemnify and save harmless the Sub-Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Sub-Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Sub-Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Sub-Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

	Any person, partnership, corporation or other legal entity dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Sub-Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Trust.

	Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Sub-Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Sub-Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Directors, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

	The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Sub-Adviser pursuant to the power or authority granted to the Sub-Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Sub-Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Sub-Adviser shall be bound to inquire into the Sub-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Sub-Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Sub-Adviser has received actual notice of such revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the Sub-Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Sub-Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

	This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Sub-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Sub-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

		This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Sub-Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Sub-Adviser will execute sufficient counterparts so that the Sub-Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Sub-Adviser.
Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Equity Funds


By:  	/s/ J. Christopher Donahue
Name: 	J. Christopher Donahue
Title:  President






Accepted and agreed to this
September 1, 2001

Federated Global Investment Management Corp.


By:  	/s/ G. Andrew Bonnewell
Name:  	G. Andrew Bonnewell
Title:  Vice President


Schedule 1
to Limited Power of Attorney
dated as of September 1, 2001
by Federated Equity Funds
(the "Trust"), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Global Investment Management Corp.
the attorney-in-fact of the
Trust


List of Series Portfolios

Federated Kaufmann Small Cap Fund